                                  EXHIBIT 11.0
                          IHOP CORP. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)




                                                                              Three Months Ended
                                                                                   March 31,
                                                                 ---------------------------------------------
                                                                         1998                    1997
                                                                 --------------------   ----------------------

NET INCOME PER COMMON SHARE - BASIC

 Weighted average shares outstanding                                     9,749                    9,487
                                                                        ======                   ======

 Net income available to common shareholders                            $4,701                   $3,550
                                                                        ======                   ======

 Net income per share - Basic                                           $  .48                   $  .37
                                                                        ======                   ======

NET INCOME PER COMMON SHARE - DILUTED

 Weighted average shares outstanding                                     9,749                    9,487
 Net effect of dilutive stock options
   based on the treasury stock method
   using the average market price.                                         167                       81
                                                                        ------                   ------
        Total                                                            9,916                    9,568
                                                                        ======                   ======

 Net income available to common shareholders                            $4,701                   $3,550
                                                                        ======                   ======

 Net income per share - Diluted                                         $  .47                   $  .37
                                                                        ======                   ======